                                                                  Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-4 of our report dated January 20, 1999 which appears on page F-1 of the annual report on Form 10-K of Union Bankshares, Ltd. for the year ended December 31, 1998 and elsewhere in this Registration Statement and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                /s/ BAIRD, KURTZ & DOBSON
                                                -------------------------

Denver, Colorado
January 27, 2000